EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Premier Community Bankshares, Inc. of our report dated February 17, 2006, appearing in the Annual Report on Form 10-K of Premier Community Bankshares, Inc. for the year ended December 31, 2005. We also consent to the reference made to us under the caption “Experts” in the Proxy Statement/Prospectus constituting a part of this Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 28, 2006